UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2005 (October 7, 2005)

NATIONWIDE LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Ohio	2-64559	31-4156830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On October 7, 2005, Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (S&P), issued a press release announcing that it had placed both its ‘A+’ counterparty credit and financial strength rating on Nationwide Mutual Insurance Company (NMIC) and its counterparty credit and financial strength ratings on NMIC’s property and casualty affiliates on CreditWatch with negative implications. NMIC is the ultimate majority parent corporation of Nationwide Life Insurance Company (NLIC).

At the same time, S&P affirmed its ‘AA-’ counterparty credit and financial strength ratings on the insurance company subsidiaries of Nationwide Financial Services, Inc., which include NLIC and Nationwide Life and Annuity Insurance Company (NLAIC), a wholly-owned subsidiary of NLIC, and noted that the outlook on each of these ratings is stable. S&P stated that it does not expect any impact on its ratings on NLIC and NLAIC due to the likely range of potential ratings outcomes under consideration for NMIC. However, S&P cautioned that if the ratings on NMIC are more adversely affected than currently contemplated, the ratings on NLIC and NLAIC would likely be affected as well.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)

Date: October 11, 2005	/s/ M. Eileen Kennedy
M. Eileen Kennedy Senior Vice President – Chief Financial Officer